SECURITIES AND EXCHANGE COMISSION

                         Washington, D.C. 20549



                                FORM 8-K

                             CURRENT REPORT

                 Pursuant to Section 13 or 15(d) of the
                     Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported):  May 24, 1994



                    BEDFORD PROPERTY INVESTORS, INC.
         (Exact name of Registrant as specified in its chapter)


Maryland                         1-8822                 68-03065-14
(State or other                 (Commission             (I.R.S. Employer
jurisdiction of                 File Number)            Identification No.)
incorporation)



3658 Mt. Diablo Boulevard, Suite 210, Lafayette, California     94549
(Address of principal executive offices)


Registrant telephone number,
  including area code:                                 (510) 283-8910







Item 2:  Acquisition or Disposition of Assets

     On May 24, 1994, Bedford Property Investors, Inc. completed the acquisition of Dupont Industrial Center (formerly known as Leed-Ontario VI) , a three-building, 451,542 square foot industrial complex located in Ontario, California for $9.75 million. The complex was acquired from Deansbank Ontario Partners, a major client of Aldrich Eastman Waltch, which is a Boston-based investment advisory firm specializing in real estate. The purchase was financed using the Company's $20 million revolving line of credit from Bank of America.

Item 7:  Financial Statements and Exhibits

(A)  Financial Statements
     Required financial information disclosures with respect to
the acquisition of Dupont     Industrial Center will be filed
within sixty (60) days of this notice.
(B)  Proforma Financial Information
     Required proforma financial information disclosures with respect to the acquisition of Dupont Industrial Center will be filed within sixty (60) days of this notice.
(C)  Exhibits and Exhibits Index
     10.12     Purchase Contract for Dupont Industrial Center
     99.4 Press Release regarding the acquisition in Ontario, California

 SIGNATURE

Pursuant to the requirements of the Securities Exchange
Act of 1934, the
registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

BEDFORD PROPERTY INVESTORS, INC.

By:  ____________________________________
     Jay Spangenberg
     Chief Financial Officer

Date:___________________________________________













                                     EXHIBIT INDEX



Exhibit  No.   Exhibit
Page No.


10.12          Purchase Contract for Dupont Indistrial
               Center                                       3
- - -

99.4           Press Release regarding the acquisition
               in Ontario, California

                      AGREEMENT OF PURCHASE AND SALE


1.   SALIENT TERMS

1.1  Date:                    March 1, 1994


1.2  General Location:        1505, 1555, 1595 DuPont Avenue
                              Ontario, CA


1.3  Parties:       Buyer:    BEDFORD PROPERTY INVESTORS,
                              INC.,
                              A Real Estate Investment Trust
                              3658 Mount Diablo Boulevard
                              Lafayette, CA  94549
                              Facsimile No.:  (510) 293-5697

                    Seller:   DEANSBANK ONTARIO PARTNERS,
                              A California General
Partnership
                              c/o Aldrich Eastman Waltch
                              225 Franklin Street
                              Boston, MA 02110-2803
                              Facsimile No.:  (617) 261-9555
                              Attention:  J. Grant Monahon

1.4  Purchase Price:          $9,750,000


1.5  Deposit:            (a)  Initial Deposit:    $100,000
                         (b)  Additional Deposit: $100,000
                         (c)  Extension Deposit:  $100,000


1.6  Escrow Holder:           First American Title Guaranty
Co.
                              323 Court Street
                              San Bernardino, CA 92412
                              Facsimile No.:  (909) 384-8481
                              Attention:  Joan Somers

1.7  Scheduled Closing
     Date:                    May 20, 1994


1.8  Extended Closing Date:   June 20, 1994


1.9  Contingency Period: March 1, 1994 through April 22, 1994


2.     DEFINITIONS

       "Agreement."  This Agreement of Purchase and Sale.

       "Closing" or "Close of Escrow." Recordation of the Grant Deed and disbursing of funds from the Escrow in consequence thereof.

       "Closing Date." The date upon which the Close of Escrow occurs.

       "Code."  The Internal Revenue Code.

       "Contingency Period."  The period of time specified in
Section 1.9.

       "Deed." The Grant Deed conveying title to the Realty as provided in Section 7.5(a).

       "Deposit." The amount described in Section 1.5 as may be increased from time to time in accordance with the provisions of Sections 6.2 and 6.3.

       "Disapproved Exceptions." The exceptions to title described in the Preliminary Report to which Buyer objects by written notice to Seller within the Review Period.

       "Environmental Laws." All laws, ordinances, statutes, codes, rules, regulations, agreements, judgments, orders and decrees now or hereafter enacted, promulgated or amended, of the United States, the state, the county, the city or any other political subdivision in which the Realty is located and any other political subdivision, agency or instrumentality exercising jurisdiction over the owner of the Realty, the Realty or the use of the Realty relating to pollution, the protection or regulation of human health, natural resources or the environment, or the emission, discharge, release or threatened release of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or waste or Hazardous Materials (defined below) into the environment (including, without limitation, ambient air, surface water, ground water or land or soil).

       "Escrow." That certain escrow to be opened with the Escrow Holder in respect of this Agreement and the Closing thereof.

       "Escrow Holder."  The company described in Section
1.6.

       "Hazardous Materials." Any substance which is or contains: (i) any "hazardous substance" as now or hereafter defined in Section 101(14) of the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.) ("CERCLA") or any regulations promulgated under CERCLA; (ii) any "hazardous waste" as now or hereafter defined in the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.) ("RCRA") or regulations promulgated under RCRA; (iii) any substance regulated by the Toxic Substances Control Act (15 U.S.C. Section 2601 et. seq.); (iv) gasoline, diesel fuel or other petroleum hydrocarbons; (v) asbestos and asbestos containing materials, in any form, whether friable or non-friable; (vi) polychlorinated biphenyls; (viii) radon gas; and (ix) any additional substances or materials which are now or hereafter classified or considered to be hazardous or toxic under "Environmental Laws" or the common law, or any other applicable laws related to the Realty.

       "Improvements." All buildings, fixtures (including, without limitation, mechanical, heating, ventilation and air conditioning systems) and other improvements now located upon the land described in Exhibit A.

       "Leases." All leases with Tenants for the Realty in effect as of the date hereof, or which are executed subsequent to the date hereof, in accordance with the provisions of Section 10.1 which are to be assigned to Buyer upon Closing.

       "Personal Property." All furniture, personal property, machinery, apparatus and equipment owned by Seller and located upon the Realty, including that property listed in the inventory attached hereto as Exhibit B and incorporated herein by reference.

       "Preliminary Report." A report of the status of title issued by Escrow Holder's title insurance divisions describing the state of title to the Realty.

       "Property." The Realty, the Improvements, all appurtenances thereto, the Personal Property, the Leases and the Service Contracts.

       "Purchase Price."  The amount stated in Section 1.4.

       "Realty." All that certain real property generally described in Section 1.2 and more particularly described in Exhibit A attached hereto and made a part hereof by reference, together with the Improvements now located thereupon and all mineral rights, easements, hereditaments and appurtenances pertaining thereto.

       "Rental Income Guaranty Fund." The escrow account described in Section 7.10.

       "Review Period." From March 1, 1994 to the date as of which this Agreement has been executed by both Buyer and Seller.

       "Service Contracts." All contracts to be assumed by Buyer which may be necessary to operate the Realty and Personal Property, including, without limitation, utility contracts, water and sewer contracts, maintenance contracts, management contracts and any other contracts or documents of any nature relating to the Realty or Personal Property which are to be assigned by Buyer at the closing.

       "Situs State." The state in which the Property is located.

       "Tenants."  All the Tenants under the Leases.

3.     PARTIES

       On the date specified in Section 1.1 hereof, the parties specified in Section 1.3 hereof have entered into this Agreement.

4.     PROPERTY

       Subject to all of the terms, conditions and provisions of this Agreement, and for the consideration herein set forth, Seller hereby agrees to sell and Buyer hereby agrees to buy the following:

       (a)   The Realty;

       (b)   The Personal Property;

       (c) All of Seller's right, title and interest in the Leases, Service Contracts, Lease deposits, permits, certificates of occupancy and whatever rights of any kind and nature belonging to Seller and relating to the Property which may be necessary to operate the Property.

5.     PURCHASE PRICE

       The Purchase Price shall be paid in cash on the Closing Date at which time the Property shall be delivered to Buyer as hereinafter described.

6.     DEPOSIT

       6.1 Initial Deposit. Buyer has heretofore deposited the Initial Deposit of $100,000 with the Escrow Holder. The Initial Deposit shall be placed in an interest bearing account at the direction of Buyer. All interest earned on such account shall belong to and be remitted to Buyer. If this Agreement is terminated by Buyer during the Contingency Period, the Initial Deposit shall be returned to Buyer.

       6.2 Early Release to Buyer. Seller agrees that until the expiration of the Contingency Period as hereinafter defined, the Escrow Holder is authorized to take instruction solely from Buyer regarding the release of the Deposit, and Seller does hereby so instruct the Escrow Holder. The Escrow Holder shall release the Deposit to Buyer, or apply the Deposit to the Purchase Price, at the option of Buyer, upon Close of Escrow. Upon delivery of the notice specified in
Section 9.3, Buyer shall place the Additional Deposit of one hundred thousand dollars ($100,000) with the Escrow Holder and the total Deposit shall then be two hundred thousand dollars ($200,000).

       6.3 Extension Deposit. Should Buyer elect to extend the Closing Date as provided in Section 7.2, as a condition thereto, Buyer shall increase the Deposit by the amount of the Extension Deposit specified in Section 1.5(c).

       6.4 Deposit as Liquidated Damages. IN EVENT THE SALE OF THE PROPERTY AS CONTEMPLATED HEREUNDER IS NOT CONSUMMATED BECAUSE OF A DEFAULT UNDER THIS AGREEMENT, SOLELY ON THE PART OF BUYER, THE DEPOSIT SHALL BE PAID TO AND RETAINED BY SELLER AS LIQUIDATED DAMAGES. THE PARTIES ACKNOWLEDGE THAT SELLER'S ACTUAL DAMAGES IN EVENT OF A DEFAULT BY BUYER WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO DETERMINE. THEREFORE, BY INITIALING BELOW, THE PARTIES ACKNOWLEDGE THAT THE DEPOSIT HAS BEEN AGREED UPON, AFTER NEGOTIATION, AS THE PARTIES' REASONABLE ESTIMATE OF SELLER'S DAMAGES AS SELLER'S EXCLUSIVE REMEDY AGAINST BUYER IN THE EVENT OF A DEFAULT ON THE PART OF BUYER.


BUYER:_________________________
SELLER:_______________________

7.     ESCROW

       7.1 Opening of Escrow. Within two (2) business days after the execution of this Agreement by both parties, a signed copy of this Agreement shall be deposited by Buyer with the Escrow Holder in order to open the Escrow. Refer-

ences herein to the opening of Escrow shall mean the date that a copy of this Agreement is deposited with Escrow Holder. By such deposit, Escrow Holder is hereby authorized and instructed to act in accordance with the provisions of this Agreement, which Agreement together with Escrow Holder's standard general provisions, shall constitute Escrow Holder's escrow instructions. Seller and Buyer shall each deposit such other instruments and funds as are necessary to close the Escrow and complete the sale and purchase of the Property in accordance with the terms hereof.

       7.2 The Closing Date. The Escrow is scheduled to close at the offices of the Escrow Holder, on the date specified in Section 1.7 unless (a) Buyer notifies Seller of its election to extend the Closing for thirty (30) days and
(b) concurrently places the Extension Deposit with the Escrow Holder as described in Section 6.3, in which case the Closing Date shall be extended to the date specified in Section 1.8. Time is specifically a matter of essence with respect to the Closing Date, which may not be extended except by mutual consent of the parties. If Escrow shall fail to close because of failure of Buyer to comply with its obligations hereunder, the costs incurred through the Escrow to the date the Escrow is terminated, including the cost of the Preliminary Report, shall be paid by Buyer. If the Escrow shall fail to close because of failure of Seller to comply with its obligations hereunder, such costs, without limitation of Buyer's remedies, shall be paid by Seller. If the Escrow should fail to close for any other reason, the cost of terminating the Escrow shall be divided between the parties.

       7.3 Execution of Additional Instructions. The obligations of each party which are herein agreed to be undertaken by each party in the Escrow shall be and are hereby made agreements of such party in and under this Agreement independent of the Escrow. If any requirements relating to the duties or obligations of Escrow Holder hereunder are not acceptable to Escrow Holder, or if Escrow Holder requires additional instructions, the parties agree to make such deletions, substitutions and additions to these escrow instructions relating to such duties or obligations of Escrow Holder or clarification of these instructions as counsel for Seller and for Buyer shall mutually approve, and which do not substantially change this Agreement or its intent. Seller and Buyer agree to perform, observe and fulfill the requirements of this Agreement notwithstanding said deletions, substitutions or additions to said escrow instructions.

       7.4   Closing Costs.  Subject to the provisions of
Section 7.2 above, the expenses of the Escrow, the cost of the policies of title insurance as described in Section 8.2, all documentary transfer tax on the Deed, all sales and excise taxes, Escrow fees, recording charges and other costs of Closing shall be divided equally between Buyer and Seller, except that each party shall bear its own attorneys' fees.

       7.5   Documents to be Delivered by Seller.  At the
Closing, Seller shall deposit into Escrow, for delivery to Buyer at the Close of Escrow, the following documents:

             (a)   The Grant Deed fully executed, in
recordable form, sufficient to convey marketable and insurable fee simple title to the Realty as previously approved by Buyer in accordance with the provisions of
Section 8.1, in the form attached hereto as Exhibit C.

             (b)   The assignment of Leases described in
subsection (k) below and the security deposits related thereto in the form of Exhibit D.

             (c)   The Tenant estoppel certificates in the
manner described in Section 10.2. The Tenant estoppel certificates may be delivered to Buyer prior to the Closing
Date and outside of Escrow.

             (d)   Notices to Tenants under the Leases, in
the form of Exhibit E attached hereto, duly executed by Seller.

             (e)   An assignment of Service Contracts
covering those Service Contracts to be assumed by Buyer, duly executed by Seller in the form attached hereto as Exhibit F.

             (f) The bill of sale for all Personal Property in the form attached hereto as Exhibit G.

             (g) A certificate from the Secretary of State of the Situs State indicating that, as of a date no earlier than fifteen (15) days prior to the Closing Date, there are no filings against Seller in the office of the Secretary of State under the Situs State Uniform Commercial Code which are a lien on any of the Personal Property.

             (h)   A rent roll, current as of the Closing
Date, containing the information updating Exhibit H.

             (i) An assignment to Buyer of Seller's rights, if any, in all warranties which it may have from vendors, contractors or servicing agents with respect to the physical condition of the Property and in all permits, licenses and certificates of occupancy relating to the Property or required from governmental authority as a condition to operation or occupation of the Property or any part thereof, together with the originals or true copies thereof, if available to Seller. This assignment will be included as part of the assignment of Service Contracts in the form attached hereto as Exhibit F.

             (j) All Tenant correspondence, Tenant ledger cards, keys, books, records (or copies thereof) and other items used in connection with the operation of the Property. Such items may be delivered to Buyer at the Property or at the office of Seller's property manager and need not be physically present at the Closing.

             (k) The original executed copy of each Lease (including any amendments), or, if the original executed copy of any Lease cannot be located, a copy of such Lease certified as true and correct by Seller. Such Leases may be delivered to Buyer at the Property or at the office of Seller's property manager and need not be physically present at the Closing.

             (l) The affidavit or the qualifying statement described in Section 9.4 and attached hereto as Exhibit K.

             (m)   A certificate in the form of Exhibit L
stating that all of Seller's representations and warranties in this Agreement remain true and correct as of the Closing
Date except as to matters of which Buyer was previously notified or except as to matters set forth in the certificate.

       7.6   Buyer.  At the Closing, Buyer shall deposit into
Escrow for delivery to Seller at the Close of Escrow the following:

             (a)   The Purchase Price, as adjusted in
accordance with the prorations in Section 7.7.

             (b)   Executed and, where applicable
acknowledged, counterparts of the documents described in Sections 7.5(b), (d), (e) and (i).

       7.7   Closing and Prorations.

             (a)   All revenues and all expenses of the
Property shall be prorated and apportioned as of 12:01 a.m. on the Closing Date, so that Seller shall bear all expenses with respect to the Property and shall have the benefit of all income with respect to the Property through and including midnight of the day preceding the Closing Date. Any revenue or expense amount which cannot be ascertained with certainty as of the Closing Date shall be prorated on the basis of the parties' reasonable estimates of such amount (other than reimbursements for expenses, including taxes, not billed currently to tenants) and shall be the subject of a final proration 30 days after the Closing Date or as soon thereafter as the precise amounts can be ascertained. A statement setting forth such agreed prorations shall be delivered to Escrow Holder. Escrow Holder shall not be required to calculate any prorations.

             (b)   Prepaid rents and unapplied security
deposits under the Leases shall be credited to Buyer.

             (c)   Subject to the provisions of subsection
(d) below, expenses to be prorated shall include taxes (including personal property taxes on Personal Property), water rates and sewer rents, if any, payments under any Service Contracts (provided that any delinquent payments owing to Seller shall be treated in the same manner as delinquent rents), gas, electricity and other utility charges, any unfixed meter charges, if any (apportioned on the basis of the last meter reading), license and permit fees and other expenses customarily prorated. Buyer shall assume all of Seller's obligations, if any, for broker's commissions under the Leases which are not yet due and payable but con-

tingent upon renewals and/or the exercise of options or acceptance of space, and shall reimburse Seller for its pro rata share of any commissions paid by Seller on Leases executed after February 22, 1994 applicable to the post-Closing term of the applicable Leases. All other commissions arising from the Leases which have been executed prior to February 22, 1994, whether or not currently due or payable, shall be credited to Buyer, or paid through escrow. If possible, in lieu of prorating, utilities and other expenses shall be contracted for in the name of Buyer as of the Closing Date.

             (d)   Final proration of expenses (including
taxes) which are reimbursable by any then existing Tenant of the Realty or any portion thereof shall not be prorated hereunder (except to the extent that Seller is due a credit for having already paid such expense). Buyer shall send customary statements for reimbursement of operating expenses and taxes to Tenants under the Leases after consulting with Seller with respect to appropriate amounts due therefor, and shall remit to Seller, upon receipt, Seller's prorated share thereof, by allocating to Seller the product of the apportionable item for the entire interval multiplied by a fraction, the numerator of which is the number of days within the specified interval which occur before the Closing Date and the denominator of which is the number of days in the specified interval.

       7.8 Payment of Adjustments to Proration. If Buyer shall become liable after the Closing for payment of any property taxes assessed against the Property which are not prorated at the Closing for any period of time prior to the Closing Date, or if either party owes the other party a sum of money based on adjustments made to prorations after the Closing Date the obligor shall promptly pay that sum to the other party within thirty (30) days after mutual agreement of the amount due. If payment is not made within thirty (30) days after mutual agreement of the amount due, interest thereon shall be due at the rate of the lesser of (i) the maximum interest rate permitted by law in the Situs State or
(ii) thirteen and one-half percent (13.5%) per annum, to the date of payment.

       7.9 Costs and Expenses. Seller and Buyer shall share equally all recording charges, documentary transfer taxes, transfer taxes, surtaxes, all premiums for the Title Policy (provided the costs of any endorsements to the Title Policy requested by the Buyer for additional coverage shall be paid for by the Buyer), all survey costs, the escrow fees charged by the Title Company and all other costs and expenses in connection with the closing of the transactions contemplated by this Agreement. Each party shall bear its own attorneys' fees.

       7.10  (a)   Rental Guaranty.  On the Closing Date,
Seller shall guaranty the rental income to Buyer for all space within the Property in excess of 22,560 square feet
(the "Rental Guaranty") that is:

                   (i)    Not subject to valid executed
leases under which the lease terms have commenced ("Unleased
Space"); or

                   (ii)   Leased, but pursuant to the lease
the Tenant is not paying rent (in other words, a lease in which the Tenant is occupying the leased space under a free rent agreement ("Nonpaying Space"); provided, however, that for purposes hereof, periods of free rent in excess of one-half (1/2) of one (1) month per year of lease term under leases generated after the Closing Date shall not be considered free rent in determining Nonpaying Space.

       The space which is subject to the Rental Guaranty is hereinafter referred to as the "Rental Guaranty Space."

             (b)   Terms of Rental Guaranty.

                   (i)  At the Closing, in full satisfaction
of Seller's obligations under this Section 7.10, the Escrow Holder shall be instructed to deduct from the Purchase Price and establish a separate escrow account for the management thereof, an amount, not to exceed $400,000, derived by multiplying $3.27 times the net rentable square footage of the Rental Guaranty Space determined as provided above (the "Rental Income Guaranty Fund"). Effective on the last day of the calendar month next following the Closing Date and continuing monthly thereafter (except as regards the Closing Month defined below) until the Rental Income Guaranty Fund is terminated (the "Fund Termination Date"), the Buyer shall earn from the Rental Income Guaranty Fund a monthly rental sum equal to 27.3 cents for each square foot of Rental Guaranty Space in the Improvements in excess of 22,560 square feet.

                   (ii)  On the fifth day of each month
following the Closing, the Escrow Holder shall disburse from the Rental Income Guaranty Fund the amount billed to it by the Buyer in satisfaction of the Rental Guaranty rent obligation described in (i) above, provided the Seller has received five (5) days' prior written notice thereof. For purposes of Buyer's calculation of the balance of Rental Guaranty Space for the period commencing on the Closing Date and terminating on the last day of the calendar month in which the Closing occurs (the "Closing Month"), Buyer shall multiply the calculation by a fraction, the numerator of which shall be the number of days after the Closing up to and including the last day of the Closing Month, and the denominator of which shall be the total number of days in the Closing Month. Thereafter, Buyer's billing to the Rental Income Guaranty Fund shall, in each month, be calculated as the then balance of Rental Guaranty Space (as of the last day of the preceding month) multiplied by 27.3 cents.

                   (iii)  For purposes hereof, the Fund
Termination Date shall be the earlier of (1) the date on which all funds are fully disbursed from the Rental Income Guaranty Fund to the Buyer pursuant to the provisions set forth above; or (2) the date as of which leases have been executed for at least 406,072 square feet of space within the Improvements (the "Rent-up Date").

                   (iv)   To the extent there are funds
available in the Rental Income Guaranty Fund on the Rent-up
Date, such amount shall be distributed by the Escrow Holder as follows:

                          (A)   First, to the Buyer:  an
amount equal to: (1) $1.092 times all Rental Guaranty Space in the Improvements in excess of 22,560 square feet; less (2) any rent payable by any Tenant for any Rental Guaranty Space attributable to the four-month period immediately following the Rent-up Date; and

                          (B)   The balance, if any, to
Seller.

8.     TITLE CONDITION OF THE PROPERTY

       8.1 Preliminary Report. As soon as reasonably possible after the opening of Escrow, Escrow Holder shall deliver to Buyer a Preliminary Report together with copies of all instruments giving rise to the exceptions contained in the Preliminary Report. Buyer shall have the right to object to any exceptions contained in the Preliminary Report within the Review Period. Should Buyer fail to make any objections by notice to Seller within the Review Period, the Preliminary Report shall be deemed approved. In the event Buyer objects to any exceptions contained in the Preliminary Report, Seller shall have until the Closing Date to attempt to clear all Disapproved Exceptions, but except for clearing monetary liens, Seller shall not be obligated to clear any Disapproved Exceptions. Seller's efforts to clear recorded monetary liens shall include, if necessary, the posting of bonds. Seller shall obtain and deliver to Escrow Holder a demand for payment from any lien holder of record whose lien is to be discharged at the Close of Escrow, and after approval of such demand by Seller, Escrow Holder shall pay such demand at the Close of Escrow. In the event Seller cannot remove from title any Disapproved Exception by the Close of Escrow, Buyer shall have the right to elect one of the following alternatives:

             (a) To waive such Disapproved Exceptions and close the Escrow, or

             (b) Terminate this Agreement and receive from the Escrow Agent the Deposit and any interest thereon, or

             (c) At its own initiative, clear any monetary lien and close the Escrow, in which event the actual cost of clearing any such monetary lien shall be paid by Seller through Escrow.

       8.2 Title Insurance. At the Close of Escrow and as a condition thereto, the title insurer shall issue an ALTA Owners Extended Form (B-1970) Policy of Title Insurance to Buyer containing such endorsements as Buyer's counsel may reasonably require, with liability in the amount of the Purchase Price, showing title to the Realty vested in Buyer, subject only to the exceptions approved by Buyer pursuant to
Section 8.1 above and to the non-delinquent real property taxes and special assessments referred to in Section 7.7 above. Indemnification of the title insurer by Seller or any other party, in order to induce the title insurer to insure any otherwise Disapproved Exception, or to obtain any endorsement required by Buyer, shall not be allowed except with the prior written consent of Buyer after full disclosure to Buyer of the nature and substance of the indemnity in the matter to be indemnified against.

       8.3 Survey. Buyer shall obtain a survey of the Property, showing the boundaries thereof, the location of all Improvements thereon and the location of all recorded easements which affect the Property in form and substance sufficient to enable the title insurer to issue an ALTA policy as described in Section 8.2 hereof. The cost of such survey shall be borne equally by Buyer and Seller. Seller shall remit its share of the cost to Buyer with five (5) days following billing therefor. Buyer shall have the right to deduct such charge from the Purchase Price, among all other remedies available to it at law, in equity or under the terms of this Agreement.

9.     CONDITIONS TO BUYER'S OBLIGATION

       9.1   Contingency Period.

             (a) As a condition to Buyer's obligation to purchase hereunder, Buyer shall be entitled to examine the Property, documents, and other information specified in
Section 9.2, along with such other economic, governmental, development and marketing feasibility, and physical studies and analyses as Buyer may require. Such examination, analyses and studies shall be completed by Buyer by the date specified in Section 1.9. Seller shall cooperate with Buyer and will assist in obtaining and providing information requested by Buyer.

             (b) The conditions of this Article 9 are for the benefit of Buyer, any or all of which may be waived by Buyer in writing, at Buyer's sole option.

       9.2 Seller's Obligation. Seller has or shall provide to Buyer the following with respect to the Property:

             (a)   Financial records and statements,
including

                   (i)    monthly operating statements for
the Property for the previous twelve (12) months;

                   (ii)   monthly cash flow statements for
the Property for the previous twelve (12) months, and annual cash flow statements for the previous three (3) calendar years, each stating all income, expense, capital expenditures, cash receipts of any kind, and cash balances;

                   (iii)  access to all backup information
and records to the statements provided in (i) and (ii) above, which access shall be made available to Buyer for a period of twenty-four (24) months following the Closing.

             (b)   Access to the Property by Buyer, its
agents or representatives to inspect the physical condition of every portion thereof, including, without limitation, soils conditions, geology, archaeology, hazardous waste, asbestos, endangered species, availability, capacity and costs of utilities.

             (c)   Copies of date stamped architectural
plans, soils reports and engineering reports available to Seller. Seller makes no representation as to the accuracy thereof.

             (d)   Copies of all Leases affecting the
Property, insurance policies of the Tenants (if available to Seller), Tenant payment records for the preceding twenty-four
(24) months, all warranties and other contracts or documents of significance to the Property, including agreements evidencing any landlord obligations arising from the leases which may not be described therein, such as, by example, commissions due or which may become due, construction obligations and the like.

             (e)   The rent roll attached hereto as Exhibit
H.

             (f)   Copies of all building permits,
certificates of occupancy and all other governmental licenses and permits for the Improvements in the possession of Seller.

             (g)   Any other information in Seller's
possession pertaining to the Property reasonably requested by Buyer.

       9.3 Notice. Buyer shall have until the end of the Contingency Period to make all audits, inspections or investigations with respect to the Property or any of the items furnished pursuant to Section 9.2 above. If Buyer approves all of the above, which Buyer may do or refuse to do in its sole subjective judgment, it shall so notify Seller in writing prior to the expiration of the Contingency Period.
If Buyer does not notify Seller in writing that it has approved the above items, this Agreement shall become null and void upon the expiration of the Contingency Period, the Initial Deposit shall be returned to Buyer forthwith, this Agreement shall become null and void and there shall be no further obligation on the part of either party. Buyer shall indemnify and hold Seller harmless from any claims, damages, causes of action or costs (including reasonable attorneys' fees) resulting from inspections and audits conducted by Buyer or its agents or representatives. Notwithstanding any other provision of this Agreement to the contrary, this indemnification shall survive the termination or closing of this Agreement. Prior to the expiration of the Contingency Period, Buyer shall notify Seller in writing of all Service Contracts affecting the Realty which Buyer wishes to assume at the Closing. All Service Contracts which Buyer does not wish to assume at the Closing shall be terminated by Seller on or prior to the Closing.

       9.4   Foreign Person.

             (a)   As a condition to the closing of this
transaction, Seller shall deliver to Buyer on the Closing Date (or such earlier date as may be required pursuant to regulations promulgated by the Secretary of the Treasury under Section 1445 of the Code an affidavit of Seller, or an authorized officer of Seller, sworn under penalty of perjury setting forth Seller's United States tax identification number and stating that Seller is not a foreign person, and is an United States Person as defined in the Code.

             (b) It is understood and agreed that in lieu of furnishing such nonforeign affidavit, Seller may furnish to Buyer a qualifying statement issued by the United States Treasury, at such time and in such manner and subject to such terms and conditions as may be proscribed by regulations and promulgated under Code Section 1445. Such qualifying statement shall be in form and content satisfactory to Buyer's counsel and shall provide adequate assurance that Seller has met its obligations with respect to the taxation of foreign persons and entities under the Code.

             (c) If by the Closing Date Seller shall not have furnished to Buyer either the affidavit specified in paragraph (a) or the qualifying statement described in paragraph (b) hereof with respect to this transaction, or such statement is false, Buyer may at its sole option either:
(i) adjourn the Closing until such time as Seller has complied with the conditions set forth herein, and such adjournment shall not place Buyer in default of its obligations hereunder; or, alternatively, (ii) Buyer may withhold from the Purchase Price payable to Seller at Close of Escrow and remit to the Internal Revenue Service, a sum equal to ten per cent (10%) of the gross selling price of the Property in accordance with the withholding obligations imposed upon Buyer pursuant to Code Section 1445. Such with-

holding shall not place Buyer in default under this Agreement, and Seller shall not be entitled to claim that such withholding shall excuse Seller's performance under the Agreement.

       9.5 Waiver. In the event of a breach by Seller of any of its covenants or other agreements set forth in this Agreement, Buyer may elect (i) nevertheless to proceed with the purchase of the Property, reserving all of its other rights and remedies available to it under this Agreement or otherwise at law or in equity including, without limitation, the right to collect damages for such breach from Seller and the right to indemnification as provided in Section 14.1, or
(ii) to terminate this Agreement by written notice to Seller delivered prior to Closing, and upon such termination Buyer and Seller shall be relieved of all further obligations hereunder. Notwithstanding the above, if Buyer has actual knowledge of any breach by Seller under this Section 9.5 prior to the Closing and Buyer nevertheless proceeds with the Closing, Buyer shall be deemed to have waived any right or claim to monetary recovery for Seller's breach under (i) above.

       9.6 Approval of Board of Directors. This Agreement is subject to approval of the Board of Directors of Buyer on or before the expiration of the Contingency Period. If Buyer does not terminate this Agreement on or before the expiration of the Contingency Period, it shall be conclusively presumed that the Board of Directors of Buyer has approved this Agreement and this Agreement shall be fully binding on Buyer.

10.    TENANT LEASES AND OTHER MATTERS

       10.1 Existing Tenants. Portions of the Property have been leased by Seller or its predecessors to various Tenants. Attached hereto as Exhibit H and incorporated herein by reference is a Rent Roll and list of such Tenants, which list includes the termination date of each Lease, the rent payable thereunder, any renewal options, and the security deposit, if any, posted by each Tenant, as of the date of this Agreement. Seller shall furnish to Buyer copies of any new Lease or Change (defined below) entered into prior to the expiration of the Contingency Period and, if Buyer does not approve of same, Buyer may terminate this Agreement by written notice to the Seller prior to the expiration of the Contingency Period. If Buyer fails to terminate this Agreement by the end of the Contingency Period, any new Tenant Lease or Change entered into by Seller prior to the end of the Contingency Period shall be deemed approved by Buyer. After the end of the Contingency Period, Seller shall not enter into any new Lease or modify, extend, supplement, replace, terminate, assign or otherwise change or amend any existing Lease or enter into any contracts or agreements, or permits Tenants to enter into any contracts or agreements pertaining to the Property which require the consent of Seller unless those contracts can be terminated without penalty on thirty (30) days' notice (collectively, a "Change") without the prior written consent of Buyer. Failure to respond in writing within five (5) business days following written request therefor from Seller shall be deemed conclusively to constitute Buyer's approval of the requested Change. In the event Buyer timely notifies Seller of its disapproval of any requested new Lease or Change, the reason for such disapproval shall be stated in sufficient detail to allow Seller the ability to satisfy Buyer's objections, if possible. Buyer shall, upon Closing, be responsible for the payment of all Tenant improvements, leasing commissions and other costs to landlord associated with any new Lease or Change executed after February 22, 1994. Upon the Close of Escrow, Buyer shall notify each Tenant, in writing, of its acquisition of the Property. Said notice shall set forth Buyer's address for payment of rent and the giving of notices and shall also recite that the Tenant's security deposit, if any, has been delivered to Buyer. Seller shall, if requested by Buyer, join in the execution of such notice at Close of Escrow, as a condition to Closing.

       10.2 Estoppel Certificates. Seller shall use its best efforts to obtain and furnish to Buyer as soon as reasonably possible following the expiration of the Contingency Period and, in any event, no later than the day before the Closing Date, estoppel certificates from each of the Tenants on Exhibit H and each Tenant with whom a Lease has been executed after the date hereof, such estoppel certificates to be substantially in the form attached hereto as Exhibit J. If Seller obtains estoppel certificates from each Tenant (i) certifying that the Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that the Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid, (ii) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of the landlord under the Lease, or specifying such defaults if any are claimed and (iii) that any such statement may be conclusively relied upon by Buyer, but fails to obtain the remaining information requested in the estoppel certificates (the "Voluntary Information"), such incomplete estoppel certificates shall be deemed sufficient and Seller shall be deemed to have complied with this Section 10.2. However, if the information provided by any Tenant in the estoppel certificates (i) conflicts with information previously provided by Seller to Buyer pursuant to this Agreement, or (ii) discloses additional information not provided by Seller which is materially adverse to the Lease, Buyer may terminate this transaction based solely upon the conflicting or additional adverse information provided in the estoppel certificates. In the event that Seller is unable to obtain an estoppel certificate from any Tenant listed in Exhibit H, then at the Closing Buyer may, at its option, accept Seller's certificate for each Lease for which an estoppel certificate is not obtained, containing a repre-

sentation that such Lease is in full force and effect, that there are no modifications or amendments to such Lease except as delivered to Buyer, that Tenant is not in default there-

under (or stating such default as may exist) that Seller, as landlord, is not in default thereunder, and stating the commencement and expiration dates of such Lease. Notwithstanding the above, if Seller (i) obtains estoppel certificates from Tenants whose payments of rent to Seller comprise at least eighty percent (80%) of the total amount stated on the Rent Roll as of the date of this Agreement,
(ii) obtains estoppel certificates from one hundred percent (100%) of those Tenants with whom Seller executes Leases between the date of this Agreement and the Closing and (iii) executes a Seller's certificate as described above for each of the remaining Tenants who are not included under (i) or
(ii), Seller shall be deemed to have complied with this
Section 10.2. Upon the Close of Escrow, Buyer shall notify each Tenant, in writing, of its acquisition of the Property as specified in Section 7.5(d). Seller shall, if requested by Buyer, join in the execution of such notice at Close of Escrow, as a condition to Closing.

       10.3 Delinquent Tenants. Nondelinquent rents shall be prorated up to the Closing Date through the Escrow, based upon schedules to be given to Escrow Holder by Seller and approved by Buyer. Rents delinquent at the Closing Date but collected later, shall be prorated to the Closing Date when collected. Rents collected after the Closing Date from Tenants whose rental was delinquent at Closing shall be deemed to apply first to the current rental due at the time of payment and second to rentals which were delinquent at closing. Rents collected by Buyer after the Closing Date to which Seller is entitled, shall be promptly paid to Seller. For a period of ninety (90) days after the Closing Date, Buyer shall use reasonable efforts to collect all rents which are delinquent at the Closing Date with no obligation to commence litigation to collect such rents. Commencing as of ninety-one (91) days after the Closing Date, Seller may take all steps it deems appropriate, including litigation, to collect all rents delinquent at the Closing Date which are still uncollected.

       10.4 Insurance. Seller shall maintain its existing insurance coverage on the Property in full force and effect through the Closing Date.

       10.5 Operations. Seller shall operate and maintain the Property in a businesslike manner, substantially in accordance with Seller's past practices, and make any and all repairs and replacements reasonably required in accordance with Seller's past practices, to deliver the Property to Buyer at Closing in its present condition, normal wear and tear excepted.

11.    MISCELLANEOUS DATA TO BE PROVIDED BY SELLER

       11.1 Construction Contracts. Within five (5) days of execution hereof Seller shall provide Buyer with a schedule which sets forth all obligations for Tenant improvement work in progress or committed to be done in the Improvements as of the date of this Agreement. Said schedule need not include obligations for routine maintenance work or periodic remodeling work which may be set forth in any of the Tenant Leases. Seller shall be responsible for the completion of any payment for construction as set forth therein. From and after the date hereof, Seller shall not enter into any new contracts or agreements for such work where the total cost of the work under the contract or agreement exceeds Five Thousand Dollars ($5,000), without the prior consent of Buyer, which consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the above, Buyer's consent shall not be required for work completed pursuant to Tenant improvements under Leases approved by Seller under
Section 10.1.

12.    WARRANTIES AND REPRESENTATIONS

       12.1  Warranties and Representations by Seller.

             (a)   Seller hereby makes the following
additional representations, covenants and warranties and acknowledges that the execution of this Agreement by Buyer has been made and the acquisition by Buyer of the Property will have been made in material reliance by Buyer on such covenants, representations and warranties:

                   (i)    Litigation.  To the best knowledge
and belief of Seller, there is presently no claim, litigation, proceeding or governmental investigation pending or threatened against or relating to the Property or the transactions contemplated hereby. Seller shall give Buyer immediate notice of any such claim, litigation proceeding or investigation which becomes known to it prior to the Closing Date.

                   (ii)   Compliance with Laws.  No notice of
violation of any applicable zoning regulation or ordinance or other law, order, ordinance, permit, rule, regulation or requirement, or any covenants, conditions or restrictions affecting or relating to the use, operation or occupancy of the Property has been given to Seller by any governmental agency having jurisdiction or by any other person entitled to enforce the same.

                   (iii)  Environmental.

                          (A)   As of the date of this Agree-

ment Seller has not received any notice that Seller and/or the Property are in violation of any federal, state or local law, ordinance or regulation relating to industrial hygiene, soil, water, or environmental conditions on, under or about the Property including, but not limited to, the Environmental Laws.

                          (B)   During the period that Seller
has owned the Property, Seller has not received any notice that there has been any use, presence, disposal, storage, generation, release, or threatened release (as those terms are used in the Environmental Laws, and hereinafter collectively referred to as "Use") of Hazardous Materials on, from or under the Property, in violation of the Environmental Laws, except as previously disclosed by Seller to Buyer in writing.

                          (C)   Seller has no actual
knowledge of any Use of Hazardous Materials, on, from or under the Property which may have occurred prior to Seller taking title to the Property in violation of any Environmental Law, except as previously disclosed by Seller to Buyer in writing.

                          (D)   During the period that Seller
has owned the Property, there has been no enforcement action or litigation brought or threatened against Seller or the Property, nor any settlements reached by or with any party or parties alleging the Use of any Hazardous Materials on, from or under the Property, except as previously disclosed by Seller to Buyer in writing.

                   (iv)   Foreign Person.  Seller is not a
foreign person and is a "United States Person" as such term is defined in Section 7701(a)(30) of the Internal Revenue
Code of 1954 as amended.

                   (v)    Condemnation.  Seller has received
no notice of any pending or contemplated condemnation of the Property or any part thereof.

                   (vi)   Default.  The closing of the
various transactions contemplated by this Agreement will not constitute or result in any default or event that with a notice or lapse of time, or both, would be a default, breach or violation of any lease, mortgage, deed of trust, covenant or other agreement, instrument or arrangement by which Seller or the Property are bound, or any event which would permit any party to accelerate the maturity of any indebtedness or other obligation. No consent or joinder by any partner of Seller is required for this Agreement or the performance of Seller's obligations hereunder.

                   (vii)  Contracts.  Other than the Leases
and Service Contracts being assumed by Buyer, at Closing there shall be no outstanding contracts made by Seller for any Improvements to the Property which have not been fully paid for by Seller.

                   (viii) Authority of Seller. Seller is a partnership duly organized and validly existing and in good standing under the laws of the State of California and has the authority to own and convey the Property, this Agreement and all documents executed by Seller which are to be delivered to Buyer at the Closing are or at the time of Closing will be duly authorized, executed and delivered by Seller and do not and at the time of Closing will not violate any provisions of any agreement or judicial order to which Seller is a party or to which Seller or the Property is subject.

                   (ix)   Lease Status.  Except as provided
in the Leases and/or the Changes delivered to Buyer by Seller pursuant to Section 10.1, the Leases are in full force and effect and there are no other agreements, modifications, extensions, supplements or other amendments of any kind whatsoever with respect to the Leases. To Seller's actual knowledge, there are no defaults under any of the Leases by either Seller or any Tenant thereunder.

             (b) At and After Closing. All representations and warranties contained in Subsection (a) of this Section or made elsewhere in this Agreement shall be true and correct on the date hereof, and on the Closing Date except to the extent Buyer has been notified to the contrary after the date hereof and prior to Closing Date, and liability for misrepresentation or breach of warranty or covenant shall survive the Closing. It is agreed that in addition to Buyer's damages resulting from misrepresentation or breach of warranty or covenant by Seller, Buyer shall be entitled to court costs and reasonable attorney's fees. Notwithstanding the above, Buyer shall not be entitled to punitive damages.

             (c) Buyer's Rights. Upon notification prior to Closing of any fact which would change any of the representations or warranties contained herein or would otherwise constitute a breach thereof, Buyer shall have the option of (i) waiving the breach of warranty or change, (ii) agreeing with Seller to adjust the terms hereof to compensate Buyer for such change or (iii) to terminate this Agreement. Seller covenants and agrees to notify Buyer of any change in the representations and warranties as set forth herein which occur prior to the Closing.

       As used in this Agreement, the words "to the best knowledge and belief of Seller" or similar language includes the knowledge of any agent of and presently engaged by Seller after due inquiry. The words "Seller's actual knowledge" or similar language shall mean the actual knowledge of either James J. Brinkerhoff ("Brinkerhoff"), George Fryer ("Fryer") or Lloyd A. Doran ("Doran") who are the Seller's asset managers for the Property. Brinkerhoff's, Fryer's or Doran's actual knowledge shall mean that no information has come to the attention of Brinkerhoff, Fryer or Doran after having made reasonable inquiry of the local property manager that would give Brinkerhoff, Fryer or Doran any conscious awareness of the inaccuracy of any statement limited by the term "Seller's actual knowledge" or similar language. Seller does hereby represent and warrant that Brinkerhoff, Fryer and Doran are the employees of Seller's agent who have acted as Seller's asset managers of the Property since completion of the Improvements and no other parties who are current employees of Seller or Seller's agent have had any such responsibility during Seller's ownership.

       12.2 Representations of Authority. Each signatory party hereby represents to the other that this Agreement has been duly executed by duly authorized officers or general partners of such party and constitutes a valid, binding and enforceable obligation of such party.

       12.3 Buyer's Representations. Buyer makes the following representations and warranties to Seller:

             (a)   Buyer is a corporation duly formed and
validly existing in the State of Maryland and is qualified to do business in the State of California. Except as provided in Section 9.6, the execution and delivery of this Agreement have been duly authorized to the extent required by Buyer's organizational documents and no further action on the part of Buyer is necessary in order to permit Buyer to enter into this Agreement. This Agreement constitutes the valid and binding obligation of Buyer enforceable in accordance with its terms.

             (b) Buyer has full right, power and authority and is duly authorized to enter into this Agreement, to perform each and every one of the covenants on its part to be performed hereunder and to execute and deliver and to perform its obligations under all documents required to be executed and delivered by Buyer pursuant to this Agreement.

             (c) The execution of this Agreement by Buyer and Buyer's observance and performance of all of its covenants and obligations hereunder do not contravene any judgment, order or provision of the law or any agreement binding upon the Buyer and, when executed and delivered by Buyer, the documents and instruments required to be executed and delivered by Buyer pursuant to this Agreement shall constitute valid and binding obligations of the Buyer in accordance with their respective terms.

             (d) There has not been filed by, or to Buyer's knowledge against Buyer, any petition in bankruptcy or other insolvency proceedings or proceedings for reorganization of Buyer or for the appointment of a receiver or trustee for all or any substantial part of Buyer's property, nor has Buyer made any assignment for the benefit of its creditors or filed a petition for an arrangement, or entered into an arrangement, with creditors or otherwise admitted in writing its inability to pay its debts as they become due.

             (e)   There is no litigation or proceeding
pending, or to Buyer's knowledge, threatened against Buyer which would affect Buyer entering into this Agreement or completing the transactions contemplated hereunder.

             (f) John Papini, Buyer's executive in charge of acquisition for the Property, has no actual knowledge of any facts or circumstances which if known to Sellers, would make Sellers' representations and warranties to Buyer as set forth in Section 12.1 above incorrect, untrue or misleading except as he has so informed the Seller in writing prior to Closing.

13.    DAMAGE, DESTRUCTION AND CONDEMNATION

       13.1  Risk of Physical Loss.

             (a) Substantial Loss. Risk of physical loss to the Improvements shall be borne by Seller prior to the Closing Date and by Buyer thereafter. In the event that any Improvements shall be damaged by fire, flood, earthquake or other casualty in a material degree (that is, to the extent that ten percent (10%) or more of the total floor space of the Improvements are rendered unusable as of the Closing
Date), Buyer may, at its option: (i) elect not to acquire the Property, in which case this Agreement shall be terminated; or (ii) elect to proceed to close the purchase of the Property, in which case Seller shall assign to Buyer all insurance proceeds relating to such damage as well as the right to negotiate the adjustment with the insurer. Seller shall promptly thereupon provide Buyer with copies of its insurance coverage so that Buyer may use such information in making its election hereunder.

             (b)   Minor Loss.  If less than ten percent
(10%) damage occurs to any of the Improvements, then Seller shall assign to Buyer at the closing all insurance proceeds relating to such damage.

       13.2 Condemnation. In the event that, prior to the Close of Escrow, a governmental entity shall commence any action of eminent domain to take any portion of the Property, Buyer shall have the option either to (i) elect not to acquire the Property, in which case this Agreement shall be terminated, or (ii) complete the acquisition of the Property, in which case Buyer shall be entitled to the proceeds of such taking.

14.    INDEMNITY

       14.1 Brokers and Finders. Each party represents and warrants to the other that it has dealt with no real estate brokers, agents, finders or similar persons in connection with the negotiation and execution of this Agreement or the transactions contemplated hereby other than CB Commercial ("Principal Agent"). If this Agreement closes, Seller agrees to pay to Principal Agent all commissions and fees owed to Principal Agent pursuant to a separate commission agreement between Seller and Principal Agent. Seller shall indemnify Buyer against any loss, cost, damage, or expense, including reasonable attorney's fees and court costs, suffered or incurred by Buyer, as a result of any broker, agent, finder or similar person claiming by, through or under Seller. Buyer agrees to indemnify Seller against any loss, cost, damage, or expense including reasonable attorney's fees and court costs, suffered or incurred by Seller, as a result of any broker, agent, finder or similar person claiming by, through or under Buyer, except for Seller's obligations to Principal Agent as stated above.

15.    MISCELLANEOUS

       15.1 Attorneys' Fees. In the event of any action between Buyer and Seller seeking enforcement of any of the terms and conditions of this Agreement, or in connection with the Property, the prevailing party in such action shall be awarded, in addition to damage, injunctive or other relief, its reasonable costs and expenses, including but not limited to taxable costs and reasonable attorneys' fees.

       15.2 Notices. All notices under this Agreement shall be deemed delivered upon personal delivery to Buyer or Seller, or on receipt, in the case of delivery by reputable courier service which provides written evidence of delivery, to the addresses stated in the first paragraph of this Agreement, or such other address as the parties may from time to time designate in writing. A copy of notices to Seller shall be sent to:

             Robert L. Trimble, Esq.
             Andrews & Kurth
             4400 Thanksgiving Tower
             Dallas, TX 75201
             Facsimile No. (214) 969-9334

A copy of any notice to Buyer shall be sent to:

             Martin I. Zankel, Esq.
             Zankel & McGrane
             One Embarcadero Center, Suite 1200
             San Francisco, CA  94111
             Facsimile No. (415) 956-7237

As a matter of convenience, however, communications between Buyer and Seller shall, to the extent feasible, be conducted orally, by telephone or in person, between counsel or other authorized agents of the parties, with such communications to be confirmed and made effective in writing as set forth above.

       15.3 Entire Agreement. This Agreement and the items incorporated herein contain all of the agreements of the parties hereto with respect to the matters contained herein; and no prior agreement or understanding pertaining to any such matter shall be effective for any purpose. No provisions of this Agreement may be amended or modified in any manner whatsoever except by an agreement in writing signed by duly authorized officers or general partners of each of the parties hereto, except that any modifications which relate to the adjustment of time limitations (except the Closing Date) or the form of documents may be made by legal counsel to the parties.

       15.4 Successors. The terms, covenants and conditions of this Agreement shall be binding upon and shall inure to the benefit of the heirs, executors, administrators and assigns of the respective parties hereto.

       15.5 Assignment. Seller may not assign its rights hereunder without the prior written consent of Buyer. Buyer may assign its rights hereunder so long as it covenants to remain responsible for the full performance hereof through Close of Escrow.

       15.6 Choice of Laws. This Agreement shall be governed by the laws of the State of California and any question arising hereunder shall be construed or determined according to such law.

       15.7 Headings. Headings at the beginning of each numbered section of this Agreement are solely for the conve-

nience of the parties and are not a part of this Agreement.

       15.8 Survival. The parties' obligations pursuant to the Agreement shall survive only for a period of two (2) years from the Closing Date.

       15.9 Counterparts. This Agreement may be signed by the parties in different counterparts and the signature pages combined to create a document binding on all parties.

       15.10 Confidentiality. Neither party shall disclose the terms, provisions and conditions of this Agreement to any person or entity without the prior written consent of the other party; provided, however, that either party shall have full right to disclose the terms, provisions and conditions of this Agreement and any other matter concerning the Property or this transaction to that party's brokers, attorneys, accountants, consultants, advisors, representatives, agents, employees, investors, lenders, loan brokers, architects, engineers, successors and assigns, or any other person with whom that party consults as to the purchase or the sale of the Property, respectively, or as otherwise may be required by law.

       15.11 No Offer. The submittal or execution of this Agreement, or a draft thereof, by either party shall not constitute an offer, nor shall either party be bound to any of the terms hereof until both parties have executed this document and an original signature copy of such executed document has been received by each party.

       15.12 Buyer's Risk. Buyer agrees and acknowledges that Buyer has been and will be furnished access to the Property for the purpose of assessing its condition and allowing Buyer to make Buyer's own determination as to whether or not Buyer wishes to purchase the Property. Therefore, it is agreed and acknowledged that the Property shall be conveyed and accepted "AS IS, WHERE IS, WITH ALL FAULTS", both latent and patent, and such conveyance shall be made without, and Seller makes no representation or warranty of any kind, express or implied, except those expressly set forth in this Agreement. Notwithstanding anything contained elsewhere in this Section 15.12 to the contrary, Buyer has not waived and shall not be deemed to have waived any claim or cause of action resulting from Seller's breach of any representation, warranty, covenant or other obligation contained in this Agreement.

16.    EXHIBITS

       The following Exhibits are attached hereto and made a part hereof by reference:

             Exhibit A -  Legal Description of Property
             Exhibit B -  Description of Personal Property
             Exhibit C -  Grant Deed
             Exhibit D -  Assignment of Leases
             Exhibit E -  Notices to Tenants
             Exhibit F -  Blanket Assignment and Assumption
             Exhibit G -  Bill of Sale
             Exhibit H -  Rent Roll
             Exhibit I -  Intentionally Omitted
             Exhibit J -  Estoppel Certificate
             Exhibit K -  Foreign Seller Affidavit
             Exhibit L -  Closing Certificate

       IN WITNESS WHEREOF, Buyer and Seller have executed this
Agreement as of the date first above written.

BUYER:

BEDFORD PROPERTY INVESTORS,
INC.



By:
_________________________


By:
_________________________

SELLER:
DEANSBANK ONTARIO PARTNERS

By:  Deansbank Twenty-Second
     Freeholds, (Ontario) Inc., a
     Delaware corporation
Its:     General Partner


     By:_________________________
          James J. Brinkerhoff
               Its: President

                               Exhibit "A"
                     Legal Description  of Property

                                Exhibit B
                            Personal Property








                                  NONE

                                Exhibit C
                               Grant Deed



  ASSIGNMENT AND ASSUMPTION OF LEASES



       a.  Assignment.  For valuable consideration, receipt of which is hereby acknowledged, DEANSBANK ONTARIO PARTNERS, a
       California general partnership ("Assignor") hereby assigns and transfers to BEDFORD PROPERTY INVESTORS, INC., a Maryland corporation ("Assignee"), all of its right, title and
      interest in and to the Leases as provided in Section 10.1 of the Agreement of Purchase and Sale between Assignor and
        Assignee dated March 1, 1994 (the "Purchase Agreement").

       b.  Effective Date.  The Effective Date of this Assignment and Assumption of Leases shall be the Closing Date of the
      Purchase Agreement and Assignor shall transfer possession to
                         Assignee on said date.

       c.  Assignor's Obligations.  Assignor agrees that it shall continue to remain liable under the Leases in accordance with its terms for any claims, actions or other obligation or
          liability arising on or prior to the Effective Date.

       d.  Acceptance and Assumption of Obligations.  Assignee
       hereby accepts this assignment as of the Effective Date and agrees for the benefit of Assignor to be bound by and to
      faithfully, timely and fully perform all of the terms, condi-

      tions, covenants and agreements contained in said Leases, to pay promptly all payments (including refundable deposits, if any) due thereunder of whatever nature, if any, and hereby assumes all liabilities and obligations of Assignor
                              thereunder.

       e.    Prorations.  All obligations under the Leases with respect
to real p    roperty taxes, operating expenses, common area
charges,   and insurance premiums have been prorated as of the
Effective Date between Assignor and Assignee as provided under Section 7.7 of the Purchase Agreement.

f.    Modification.  Nothing in this Assignment and Assumption of
Leases is   intended to modify, amend or alter in any respect
the right  s and obligations of the parties under the Purchase
Agreement     , which will remain in full force and effect
notwithst anding the execution and delivery of this Assignment and Assumption of Leases.

g. Further Assurances. Each of the parties to this Assignment and Assum ption of Leases agrees to take or cause to be taken such furt her action, to execute, deliver and file or cause to be execut ed, delivered and filed such further documents and instrumen ts, and to obtain such further consents, as may be necessary or as may be reasonably requested in order to effectuate fully the purposes, terms and conditions of this Assignment and Assumption of Leases.

h. Governing Law. This Assignment and Assumption of Leases shall be governed by and construed in accordance with the laws of the State of California, without giving effect to conflicts of laws.

i.    Multiple Counterparts.  This Assignment and Assumption of
Leases may be executed in multiple counterparts, each of which will be deemed an original and all of which taken together will constitute but a single instrument.

IN WITNESS WHEREOF, Buyer and Seller have executed and delivered this Assignment and Assumption of Leases as of the Effective Date.

ASSIGNOR:
DEANSBANK ONTARIO PARTNERS
By:  Deansbank Twenty-Second Freeholds, (Ontario) Inc., a
     Delaware corporation

Its: General Partner


By:___________________________
   James J. Brinkerhoff
   Its: President

ASSIGNEE:
BEDFORD PROPERTY INVESTORS, INC., a Maryland corporation


By:________________________________
Its:_______________________________

                     NOTICES TO TENANTS

             Re:   1505, 1555 and 1595 DuPont Avenue
                   Ontario, CA

You are hereby notified that the captioned property has been sold to BEDFORD PROPERTY INVESTORS, INC.
       The address to which all payments and notices required pursuant to your lease should be sent is the following:

                   BEDFORD PROPERTY INVESTORS, INC.,
                   3658 Mount Diablo Boulevard, Suite 210
                   Lafayette, CA  94549


DEANSBANK ONTARIO PARTNERS,
a California General Partnership

By:  Deansbank Twenty-Second Freeholds, (Ontario) Inc., a
     Delaware corporation

Its: General Partner


By:___________________________
   James J. Brinkerhoff
   Its: President

                  ASSIGNMENT AND ASSUMPTION OF LEASES



    j.  Assignment.  For valuable consideration, receipt of which is hereby acknowledged, DEANSBANK ONTARIO PARTNERS, a
       California general partnership ("Assignor") hereby assigns and transfers to BEDFORD PROPERTY INVESTORS, INC., a Maryland corporation ("Assignee"), all of its right, title and
      interest in and to the Leases as provided in Section 10.1 of the Agreement of Purchase and Sale between Assignor and
        Assignee dated March 1, 1994 (the "Purchase Agreement").

       k.  Effective Date.  The Effective Date of this Assignment and Assumption of Leases shall be the Closing Date of the
      Purchase Agreement and Assignor shall transfer possession to
                         Assignee on said date.

       l.  Assignor's Obligations.  Assignor agrees that it shall continue to remain liable under the Leases in accordance with its terms for any claims, actions or other obligation or
          liability arising on or prior to the Effective Date.

       m.  Acceptance and Assumption of Obligations.  Assignee
       hereby accepts this assignment as of the Effective Date and agrees for the benefit of Assignor to be bound by and to
      faithfully, timely and fully perform all of the terms, condi-

      tions, covenants and agreements contained in said Leases, to pay promptly all payments (including refundable deposits, if any) due thereunder of whatever nature, if any, and hereby assumes all liabilities and obligations of Assignor
                              thereunder.

n. Prorations. All obligations under the Leases with respect to real property taxes, operating expenses, common area charges, and insurance premiums have been prorated as of the Effective Date between Assignor and Assignee as provided under Section 7.7 of the Purchase Agreement.

o.    Modification.  Nothing in this Assignment and Assumption of
Leases is   intended to modify, amend or alter in any respect
the rights and obligations of the parties under the Purchase Agreement, which will remain in full force and effect notwithst anding the execution and delivery of this Assignment and Assumption of Leases.

p. Further Assurances. Each of the parties to this Assignment and Assumption of Leases agrees to take or cause to be taken such further action, to execute, deliver and file or cause to be executed, delivered and filed such further documents and instruments, and to obtain such further consents, as may be necessary or as may be reasonably requested in order to effectuate fully the purposes, terms and conditions of this Assignment and Assumption of Leases.

q. Governing Law. This Assignment and Assumption of Leases shall be governed by and construed in accordance with the laws of the State of California, without giving effect to conflicts of laws.

r.    Multiple Counterparts.  This Assignment and Assumption of
Leases may be executed in multiple counterparts, each of which will be deemed an original and all of which taken together will constitute but a single instrument.

      IN WITNESS WHEREOF, Buyer and Seller have executed and delivered this Assignment and Assumption of Leases as of the
                            Effective Date.

                                     ASSIGNOR:

                                     DEANSBANK ONTARIO PARTNERS

By:  Deansbank Twenty-Second Freeholds, (Ontario) Inc., a
     Delaware corporation

                                Its: General Partner


                                By:___________________________
                                   James J. Brinkerhoff
                                   Its: President

                                   ASSIGNEE:

                                   BEDFORD PROPERTY INVESTORS, INC.,
                                   a Maryland corporation



                                   By:________________________________
                                   Its:_______________________________

                     BILL OF SALE


      This Bill of Sale is made and entered into as of ___________,
      1994 (the "Effective Date") by and between DEANSBANK ONTARIO
       PARTNERS, a California general partnership ("Seller"), and
        BEDFORD PROPERTY INVESTORS, INC., a Maryland corporation
                               ("Buyer").

       Buyer and Seller are parties to that certain Agreement for
       Purchase and Sale dated as of March 1, 1994 (the "Purchase
        Agreement").  The Purchase Agreement provides that Seller
      will sell, convey, transfer, assign and deliver to Buyer, and that Buyer will purchase and assume from Seller all
        furniture, fixtures, fittings, appliances, appurtenances,
       equipment, machinery and other personal property of Seller located at, or used in connection with the operation of, that parcel of real property located in San Bernardino County,
      California, being more particularly described on Exhibit "A"
       attached hereto and incorporated herein by reference (said personal property referred to in the Purchase Agreement and herein as the "Personal Property").  Accordingly, in order to effectuate such sale and conveyance and assumption, and for and in consideration of the mutual covenants contained in
       this Bill of Sale and in the Purchase Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Buyer and Seller, Buyer and Seller have entered into this Bill of Sale.  All
      capitalized terms used in this Bill of Sale and not otherwise defined have the same meanings as defined in the Purchase
                               Agreement.

       s. Seller hereby (i) sells, conveys, transfers, assigns and delivers to Buyer, its successors and assigns, all of Seller's right, title and interest in and to the Personal
Property, and (ii) warrants that such assignment and transfer is effective to vest in Buyer good and indefeasible title to the Personal Property, free and clear of all liens, other than those liens permitted by Buyer in writing pursuant to the Purchase Agreement.

t. Buyer hereby assumes and agrees to perform and discharge in accordanc e with their terms any and all obligations arising
from and   after, and relating exclusively to the period from
and after    , the Effective Date of this Bill of Sale (the
"Obligations").

u. Except for the Obligations, Buyer is not assuming, and does not assume, any other obligations or liabilities of Seller of any kind or nature, known, unknown, contingent or otherwise, and all such obligations and liabilities not assumed will remain the sole and exclusive responsibility of Seller.

v. Nothing in this Bill of Sale is intended to modify, amend or alter in any respect the rights and obligations of the parties under the Purchase Agreement, which will remain in full force and effect notwithstanding the execution and delivery of this Bill of Sale.

w. Each of the parties to this Bill of Sale agrees to take or cause to be taken such further action, to execute, deliver and file or cause to be executed, delivered and filed such further documents and instruments, and to obtain such further consents, as may be necessary or as may be reasonably requested in order to effectuate fully the purposes, terms and conditions of this Bill of Sale.

x. This Bill of Sale will be binding upon and will inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except for the parties to the Purchase Agreement and the parties hereto, no Person is or shall be entitled to bring any action to enforce any provisions of this Bill of Sale against any of the parties hereto.

y. This Bill of Sale shall be governed by and construed in accordanc e with the laws of the State of California, without giving effect to conflicts of laws.

z.    This Bill of Sale may be executed in multiple counterparts,
each of w   hich will be deemed an original and all of which
taken tog    ether will constitute but a single instrument.

        IN WITNESS WHEREOF, Buyer and Seller have executed and delivered this Bill of Sale as of the Effective Date.

          BUYER:

         BEDFORD PROPERTY INVESTORS, INC., a Maryland corporation



         By:________________________________
         Its:_______________________________


         SELLER:

         DEANSBANK ONTARIO PARTNERS

         By: Deansbank Twenty-Second Freeholds, (Ontario) Inc., a Delaware corporation

              Its: General Partner


              By:___________________________
                 James J. Brinkerhoff
                 Its: President

Exhibit H
             Rent Roll Report

                  RENT ROLL REPORT   PAGE 1
             SYSTEM DATE: 03/01/94
       LEED ONTARIO VI    SELECT DATE: 02/28/94
       FEBRUARY 28, 1994  12:57:57
=================================================================
===================================================================
       T     RENTABLE     C     **** RENT & OTHER CHARGES
****   DEPOSIT     COMMENCE/    MOVE-IN/
SUITE ID NAME      Y      USEABLE    D DESCRIPTION     AMOUNT    FRQ
$/SQFT L-M-R TERM  RENT ST      EXPIRATION   MOVE-OUT
=================================================================
===================================================================
01 CORMAN FOODS INC       R     9458 0 BASE RENT  4379.53   M01
             5.56  9174.26      60M  12/18/89     12/17/1994     12/18/89
             9458  1 C A M      803.93    M01     1.02 0.00      12/18/89

00 VACANT    R     6,960        0.00      0.00
             6,960

02 REFRIGERANT RECOVERY   R     6,960     0 BASE RENT  2,533.00
M01    4.37  2,436.00     36M   09/01/92  08/31/1995   09/01/92
             6,960 1 C A M      264.48    M01     0.46 0.00      10/01/92

01 WRISCO INDUSTRIES      R     13,920    0 BASE RENT
4,955.92     M01   4,27   5,985.60   60M  04/01/90     03/31/1995     04/01/90
             13,920       1 C A M    1,202.68     M01  1.04 0.00
04/01/90

01 WRISCO INDUSTRIES      R     6,960     0 BASE RENT  2,289.44
M01    3.95  3,118.08     60M   04/01/90  03/31/1995   04/01/90
             6,960 1 C A M      601.34    M01     1.04 0.00      04/01/90

01 PASSAGE SUPPLU  R      6,960 0 BASE RENT  1,740.00  M01
3.00   2,782.08    36M    06/01/90   05/31/1996   06/01/90
             6,960        1 C A M    661.00  M01  1.14 0.00      06/01/90

01 CIRCUIT FOIL USA       R     13,920    1 C A M 4,384.00  M01  3.78
10,300.80    64M   08/01/90     11/30/1995   08/01/90
             13,920       1 C A M    1,116.60          0.96 0.00
08/01/90

02 BRIGGS MEDICAL  R      13,920     0 BASE RENT  4,315.00  M01
3.72   4,593.60    64M    09/01/92   12/31/1997   09/01/92

             13,920       1 C A M    320.16  M01  0.28 0.00      01/01/93

01 FIBRE-GLASS EVERCOAT   R     6,960     0 BASE RENT  2,280.92
M01    3.93  2,275.20     60M   04/01/90  03/31/1995   04/01/90
             6,960 1 C A M      556.80    M01     0.96 0.00      04/01/90
                   9 TI AMORTIZATION 1,012.41     M01  1.75

01 FIBRE-GLASS EVERCOAT   R     6,960     0 BASE RENT  2,280.92
M01    3.93  2,275.20     60M   04/01/90  03/31/1995   04/01/90
             6,960 1 C A M      556.80    M01     0.96 0.00      04/01/90

01 FIBRE-GLASS EVERCOAT   R     10,513    0 BASE RENT
3,445.30     M01   3.93   4,489.81   60M  04/01/90     03/31/1995     04/01/90
             10,513       1 C A M    841.04  M01  0.96 0.00      04/01/90

02 INLAND EMPIRE RELOC    R     18,833    0 BASE RENT
4,708.25     M01   3.00   6,214.89   63M  07/01/93     09/30/1998     07/01/93
             18,833                          0.00      10/01/93

02 WESTERN AIR     R      15,696     0 BASE RENT  4,865.76  M01
3.72   7,000.00    12M    04/23/93   04/30/1994   04/23/93
             15,696                          0.00      04/23/93

02 FLUORO SEAL     R      15,696     1 C A M 512.61    M01  0.39
4,551.84     63M   01/01/94     03/31/1999   01/01/94
             15,696                          0.00      04/01/94

01 LESBRO COMPANY  R      31,392     0 BASE RENT  7,220.16  M01
2.76   7,220.16    24M    04/01/92   03/31/1994   04/01/92
             31,392       1 C A M    0.00 M01     0.00 0.00      04/01/92

01 FOREMOST ATHLETIC      R     31,392    0 BASE RENT
7,220.16     M01   2.76   7,535.00   90M  01/01/92     06/30/1999     01/06/92
             31,392                          0.00      07/01/92

01RETAIL EXPRESS   R      15,696     0 BASE RENT  4,845.36  M01
3.70   0.00  52M   11/01/90     02/28/1995   11/01/90
             15,696       1 C A M    1,098.72     M01  0.84 0.00
02/01/91
                   9 TI AMORTIZATION 832.10  M01  0.64

02 RETAIL EXPRESS  R      15,696     0 BASE RENT  4,845.36  M01
3.70   0.00
             15,696       1 C A M    1,098.72     M01  0.82 0.00

01 WESTERN RESERVE R       20,056    0 BASE RENT  5,615.68  M01
3.36   6,417.92    61M    05/15/92   05/31/1997   05/15/92
             20,056       1 C A M    742.07  M01  0.44 0.00      06/16/92

00VACANT     R     183,244           0.00    0.00
             183.244


_________________________________________________________________________
__________________________________________________________________

TOTAL  R     451,192            84,146.22         86,370.44
       U     451,192                         0.00

Exhibit J
           Estoppel Certificate

               Re premises located at:_________________________, Dupont
Avenue, Ontario, California.

       Attached hereto as Exhibit A is a true, correct, and complete copy of that certain lease dated _________________ and entered into by and between DEANSBANK ONTARIO PARTNERS, a California general partnership as Lessor/Landlord and
____________
______________________ as Lessee/Tenant and all amendments, modifications or additions thereto (the "Lease"). The undersigned hereby certifies the following with respect to the attached Lease:

       1. The Lease has not been amended, modified or supplemented other than as provided in Exhibit A except by
________
__________________. The Lease represents the entire and only agreement between Lessor and Lessee respecting the premises described above (the "Premises").

       2. The undersigned is the current Lessee under the Lease. Lessee's address for purposes of giving notice under the Lease is
_____________________________________________________________
_____________________________________________________________
________.

       3. The Premises leased to Lessee under the Lease are described above. The Lease further provides that in addition to the Premises, Lessee has the right to use or rent
_______________
parking spaces on an exclusive/non-exclusive, assigned/non-assigned basis in the parking areas of the complex of which the Premises form a part.

       4.    The current term of the Lease expires
_______________.
The Lease contains no option(s) to extend, renew the current term other than provided in Exhibit A except as
follows:______________
_____________________________________________________________
____.

       5. The security deposit held by Lessor under the Lease is $________________.

       6. Rent obligations under the Lease commenced or shall commence ________________. Pursuant to the provisions of the Lease, payments (exclusive of other charges) without offset or deduction in the amount of $____________ on the 1st of each month during the term. Lessee has paid such minimum monthly rent through
________________. The next date for adjustment to the minimum monthly rent under the Lease is ____________________.

       7.    There are no periods of free or reduced rent under
the Lease other than as provided in Exhibit A except
__________________
_________________________________.  There are no offsets
against rent or other charges under the Lease other than as
provided in Exhibit A, except
________________________________________________.

       8. Additional rent is payable under the Lease for (a) operating, maintenance and repair expenses, (b) property taxes,
(c) insurance and (d)_______________________, and such
additional rent has been paid in accordance with billings or estimated charges through __________________. The ceiling on Lessee's share of such additional rents is $________________. The base year amounts for such additional rents are as follows:

       (a)   operating, maintenance and repairs
$______________

       (b)   property taxes
$______________

       (c)   insurance
$______________

       (d)   other
$______________

       9. Lessor has completed all construction work reburied by the Lease and has performed all work of an inducement nature to Lessee's satisfaction. Lessor has no obligation to construct additional or expansion space for Lessee. Lessee has unconditionally accepted the Premises and all of Lessor's work, except as follows:________________________________________________
_____________________________________________________________
____.

       10.   There are no unpaid tenant allowance or other
offsets, credits or payments due to Lessee under the Lease
other than as provided in Exhibit A, except as
follows:__________________________
_____________________________________________________________
____.

       11. The Lease is in full force and effect and Lessee has no knowledge of (a) any default of either Lessor or Lessee which presently exists or (b) any condition which with the passage of time or the giving of notice would become a default under the terms of the Lease. Lessee has no defense or offset against the enforcement of this Lease by Lessor, other than as provided in Exhibit A.

       12. The Lease contains and Lessee has no outstanding options or rights of first refusal/offer to purchase the Premises or any part thereof or to lease all or any part of the real property of which the Premises forms a part other than as provided in Exhibit A.

       13. Lessee has not assigned, consigned, hypothecated or transferred the Lease or sublet the Premises except as indicated below. No one except Lessee and its employees occupies the Premises, except as follows:_______________________________________
_____________________________________________________________
____.


       14. The undersigned is authorized to execute this Lessee Estopped Certificate ("Certificate") on behalf of
Lessee.

       15. This Certificate is made knowing that Landlord and Bedford Property Investors, Inc., as a prospective purchaser of the Premises, will rely upon the truth of this Certificate and the representations herein made.

       16. Lessee (i) is not presently engaged in nor does it presently permit, (ii) has not at any time in the past engaged in nor permitted, and (iii) has no knowledge that any third person or entity engaging or permitted, any operations or activities upon, or any use or occupancy of the Premises, or any portion thereof, for the purpose of or in any way involving the handling, manufacturing, treatment, storage, use, transportation, spillage, leakage, accidental or intentional, of any hazardous substances, materials or wastes, or any wastes regulated under any local, state or federal law.

       17. Lessee has no knowledge of any casualty affecting the Premises or Lessee's rights under the Lease, nor any knowledge of pending condemnation or other proceedings of eminent domain.

       IN WITNESS WHEREOF, Lessee has caused this Certificate to be duly executed this ____ day of _________________, 19____.

CERTIFICATION THAT SELLER IS NOT A FOREIGN PERSON


       DEANSBANK ONTARIO PARTNERS, a California general partnership, is the seller ("Seller") of that Realty identified in the Agreement of Purchase and Sale dated March 1, 1994 (the "Purchase Agreement"), involving Seller's real property located in Ontario, California. Section 1445 of the Internal Revenue Code of 1954, as amended, provides that a buyer of a U.S. real property interest must withhold tax from its payments to the seller if the seller is a foreign person. To inform the Buyer (as defined in the Purchase Agreement) that withholding of tax is not required upon the sale of the Realty pursuant to the Purchase Agreement, the undersigned certifies on behalf of
Seller:
       aa.   Seller is not a foreign person as that term is
used in Section 1445(b)(2) of the Internal Revenue Code of 1986 and the related regulations.
       bb.   Seller is a United States Person as that term is
used in Section 1445(b)(2) of the Internal Revenue Code of 1986 and the related regulations.
       cc.   Seller's United States taxpayer identification
number is                   (employer identification number).
       dd.   Seller's address is c/o Aldrich Eastman Waltch,
225 Franklin Street, Boston, Massachusetts  02110-2803, Attn.
J. Grant Monahon (office address).
       Seller understands that this certification may be disclosed to the Internal Revenue Service by the Buyer and that any false statement included in this certification could be punished by fine, imprisonment or both.
       Under penalty of perjury, the officer signing this certificate for Seller declares that he or she has examined this certificate and to the best of his or her knowledge and belief it is true, correct, and complete and he or she further declares that he or she has authority to sign this document on behalf of Seller.

Dated:                    , 1994
                                     DEANSBANK ONTARIO PARTNERS

                                     By:  Deansbank Twenty-
                                          Second Freeholds,
                                          (Ontario) Inc., a
                                          Delaware
                                          corporation

                                     Its: General Partner



By:___________________________
                                             James J.
Brinkerhoff
                                          Its:    President

CLOSING CERTIFICATE


       The undersigned general partner of DEANSBANK ONTARIO PARTNERS, a California general partnership ("Seller"), pursuant to Section 7.5(m) of that certain Agreement of Purchase and Sale dated March 1, 1994 (referred to herein as the "Purchase Agreement"), between Seller and BEDFORD PROPERTY INVESTORS, INC., a Maryland corporation ("Buyer"), does hereby certify to Buyer on behalf of Seller that (capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Purchase Agreement):

       ee.   Except for a change in the Rent Roll as set forth
on the Exhibit H attached to the Purchase Agreement, each of the representations and warranties of Seller contained in the Purchase Agreement are true and correct on the Closing Date with the same force and effect as if made on and as of the date hereof.

       ff.   Seller has performed and complied with all of its
covenants and agreements set forth in, and satisfied all conditions required to be satisfied by it pursuant to, the Purchase Agreement, as of the date hereof.

       This certificate is delivered to Buyer in connection with the consummation of the transactions under the Purchase
Agreement, and Buyer is entitled to rely on this certificate for such purpose.

       IN WITNESS WHEREOF, the undersigned has executed this certificate as of ___________________, 1994.


                                     DEANSBANK ONTARIO
PARTNERS

                                     By:  Deansbank Twenty-
                                          Second Freeholds,
                                          (Ontario) Inc., a
                                          Delaware
                                          corporation

                                     Its: General Partner



By:________________________
                                             James J.
Brinkerhoff
                                          Its:    President

CONTACT                                           FOR
IMMEDIATE RELEASE
Peter B. Bedford
Chairman and Chief Executive Officer

Jay Spangenberg
Chief Financial Officer

Telephone:   (510) 283-8910



       BEDFORD PROPERTY INVESTORS
                      ANNOUNCES FOURTH ACQUISITION

      REIT Purchases Three-Building Industrial Complex in Ontario,
                               California


       LAFAYETTE, California -- Bedford Property Investors, Inc. (NYSE:BED) announced that it has purchased Leed-Ontario VI, a three-building industrial complex in Ontario, California, for $9.75 million, or $22 a square foot.
This is the company's fourthacquisition in the past nine months.
The Leed-Ontario VI project is an attractive three-building, 451,542-square-foot industrial complex which was completed in 1990. The property is situated in the California Commerce Center Industrial Park, located immediately southeast of the Ontario International Airport. The three buildings feature spaces ranging from 6,960 square feet to 183,244 square feet.
       The company purchased the project from a major client of Aldrich Eastman Waltch, which is a Boston-based investment advisory firm specializing in real estate. The building is presently 68 percent leased by 13 tenants. Leasing activity is being marketed for additional tenants. The purchase was financed using the company's $20 million revolving line of credit from Bank of America.
                                (more)

Bedford Property Investors, page two

"The acquisition of Leed-Ontario VI is significant for several reasons," explained Peter B. Bedford, chairman and chief executive officer. "This purchase significantly expands our industrial base at a low cost per square foot in the active and recovering Inland-Empire West industrial market, it will give our company the necessary critical mass to manage in-
house our three properties in Southern California and it will reduce the average cost per square foot of our office and industrial portfolio to under $50 per square foot. Leed is located one mile south of the interchange of I-10 and I-15, which is one of the most strategic distribution locations in the Western United States."
       In addition, the purchase will positively impact the REIT's overall portfolio by:
o Increasing the square footage of the portfolio 77 percent from 589,000 square feet to 1,040,000;
o Reducing the company's average book value per square foot by 27 percent from $62 per square foot to approximately $45 per square foot; and
o      Increasing the REIT's annual gross income.

Bedford Property Investor's Inc. is a self-administered equity real estate investment trust (REIT) with investments in suburban office buildings and industrial properties concentrated in the western United States. It is traded on the New York and Pacific Stock Exchanges under the symbol "BED".